Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-200714 on Form S-3 of our report dated May 29, 2019, relating to the consolidated financial statements of Dorian LPG Ltd. appearing in this Annual Report on Form 10-K of Dorian LPG Ltd. for the year ended March 31, 2019.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

May 29, 2019